UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) - March 28, 1997





                               ECKERD CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                      1-4844                  51-0378122

(State or other jurisdiction      (Commission File No.)   (IRS Employer
of incorporation)                                         Identification No.)


8333 Bryan Dairy Road
Largo, Florida

(Address of principal                                             33777
executive offices)                                              (Zip Code)


Registrant's telephone number, including area code:     (813) 399-6000





Item 8.   Change in Fiscal Year


Eckerd Corporation ("New Eckerd") was formed by J. C. Penney Company, Inc. ("JCPenney") in 1996 for the purpose of acquiring the former Eckerd Corporation ("Old Eckerd") in a transaction effected through a cash tender offer of $35.00 per share for 50.1% of Old Eckerd's outstanding common stock (which was completed in December 1996), followed by a second step merger completed on February 27, 1997 in which Old Eckerd stockholders received 0.6604 shares of JCPenney common stock for each remaining share of Old Eckerd common stock not purchased in the tender offer. New Eckerd is the surviving corporation of the merger of Old Eckerd with and into New Eckerd. New Eckerd's fiscal year at the time of the merger was the calendar year. On March 28, 1997, New Eckerd, by unanimous written consent of its Board of Directors, determined that its fiscal year shall end at the close of business on the last Saturday in January of each year. New Eckerd's Quarterly Report on Form 10-Q for the first quarter of 1997 will be the first report filed with the Securities and Exchange Commission for the new fiscal year.






                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ECKERD CORPORATION


                                              /s/ Samuel G. Wright
                                              -------------------------------
                                              Samuel G. Wright
                                              Executive Vice President/Chief
                                              Financial Officer
Date:  June 9, 1997